UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 16, 2015, Vapor Corp. (the “Company”) entered into a Settlement Agreement and a Global License Agreement (“License Agreement”) with Fontem Ventures B.V. (“Fontem”) resulting in the dismissal of all of the patent infringement cases by Fontem against the Company. On January 15, 2016, the Company made a payment of $1.7 million under the terms of the Settlement and License Agreements. In connection with the License Agreement, Fontem granted the Company a non-exclusive license to certain of its products. The term of the License Agreement will continue until all of the patents on the products subject to the agreement are no longer enforceable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: January 15, 2016	By:	/s/ Gina Hicks
	Name:	Gina Hicks
	Title:	Chief Financial Officer